Exhibit 10.18

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this 27th DAY OF MAY, 2014 by and between LARRY SCHREDER (hereinafter called (“LANDLORD”), and GROWGENERATIONS, PUEBLO CORP, DARREN LAMPERD, CEO, (hereinafter called “TENANT”).

WITNESSETH:

LANDLORD desires to lease to TENANT and TENANT desires to lease from LANDLORD, 609 ENTERPRISE, UNIT 150, PUEBLO WEST, CO 81007 (hereinafter called the “Leased Premises”).

THEREFORE, LANDLORD does hereby.lease unto TENANT the Leased Premises, together with appurtenances thereunto belonging, upon the terms and conditions hereinafter set forth:

1.            TERM.

A.           The term of this Lease shall commence JUNE 1, 2014

B.           This lease is for a term of 3 YEARS and will terminate on MAY 31, 2017.

2.            RENT:

A.           TENANT covenants and agrees to pay without prior demand thereof a fixed minimum rental for the Leased Premises the sum ;

$2,000.00 PER MONTH FOR 1 YEAR

RENT WILL INCREASE BY $100.00/MONTH EACH YEAR
THEREAFTER:

JUNE 1, 2015, RENT WILL BE $2,100.00 PER MONTH
JUNE 1, 2016, RENT WILL BE $2,200.00 PER MONTH

All such sums (unless otherwise provided) are due and payable in advance on or before. the 1st day of each and every calendar month during said term of the Lease at the: LANDLORD’S address of 6005 OVERTON RD., PUEBLO,. CO 81008 or such other place as LANDLORD may in writing designate.

B. Rent shall be due on the 1st day of each month. TENANT shall pay a LATE PAYMENT PENALTY of $100.00 for any payment not received by the 3rd day of the month for which they are payable. Said service charge is to partially cover extra expense involved in handling delinquent payments. In addition to the above, any rental and any. other sums payable hereunder by TENANT which are not paid within ten (10) days after the due date shall bear interest at the rate of eighteen percent (18%) per annum from the date due to the date paid.

C. This Lease is for a full term of 3 YEARS and rent obligations of TENANT hereunder are calculated on the expectation that TENANT shall make each and every monthly payment of rent for the full term of the Lease. If the Lease is terminated by the TENANT for any reason, the balance of the lease payments are due and payable within 30 days and will draw 18% interest until paid in full.

The Lease is for 3 YEARS and must have the LANDLORD’S permission to be transferred.

3.           USE

TENANT agrees and covenants to use the Leased Premises only presently being used and for no other purpose whatsoever, without prior written consent of the LANDLORD. TENANT shall have to access the Leased Premises 24 hours per day, every day of the year.

4.           DEPOSIT

A Deposit, of $ (Transferred) is required. The property must be kept clean and free of all trash. Upon termination of this Lease, all equipment, supplies and trash are to be removed. Deposit is refundable if all rent is current and the premises are left clean and in good condition, and any damage is repaired to Owner’s satisfaction. Damage to property will be repaired at Tenant’s expense.

5.           INSURANCE

Fire insurance for the building is the responsibility of the Landlord. Liability Insurance acceptable to the Landlord is to be provided by the Tenant. Tenant to add landlord to policy as additional insured.

6.           ADDITIONAL TERMS

TENANT IS RESPONSIBLE FOR THE GAS ELECTRIC.

TENANT IS RESPONSIBLE FOR MAINTENANCE OF THE INTERIOR

TENANT IS RESPONSIBLE FOR SNOW REMOVAL AND TRASH.

WATER AND SEWER ARE BILLED TO THE LANDLRD. TENANT TO PAY A SHARE OF THIS BASED ON THE NUMBER OF TENANTS IN THE BUILDING.

EXTERIOR LIGHTS TO BE BILLED TO THE LANDLORD. TENANT TO PAY A SHARE OF THIS ELECTRICAL BILL.

LANDLORD IS RESPONSIBLE FOR MAINTENANCE OF THE EXTERIOR.

VANADLISM. If anyone tries to break into the building, the TENANT is responsible for damages and will pay the LANDLORD for all repairs due to the vandalism within 30 days.

7.           OPTION TO EXTEND

TENANT CAN EXTEND THIS LEASE WITH THE AGREEMENT OF THE LANDLORD. TERMS TO BE NEGOTIATED.

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8.            NO PAINTING OR REMODELING TO BE DONE WITHOUT PRIOR APPROVAL IN WRITING.

Tenant agrees that is the rent is past due by more than 5 days, the LANLORD may change the locks and put TENANTS possessions or personal property in storage until the rent is brought current.

In the event either is in breach of any provision of this lease and the other party incurs costs or attorney fees to remedy the breach, the breaching party shall pay all costs and reasonable attorney fees incurred by the non-breaching party.

TENANT agrees to hold LANDLORD harmless for any liabilities caused by any negligence or international acts including, but not limited to, the failure of TENANT, family members or guests to comply with all Municipal, State and Federal laws.

All notices which either party hereto is required to make, or may desire to give to the other party, shall be in writing and may be given by sending the same by certified or registered mail, return receipt requested, postage prepaid, to the address which are set out above in this lease, or such other place as may from time to time be designated by written notice. Any notice or other document mailed as aforesaid shall be deemed sufficiency served or given at the time of mailing as aforesaid, notwithstanding the foregoing, LANDLORD may send notices to TENANT by delivering the same personally at the premises.

IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease to be executed the day year first above written.

TENANT	LANDLORD

/s/ Darrent Lamperd	/s/ Larry Schreder
GROWGENERATIONS, PUEBLO CORP DARRENT LAMPERD, CEO	LARRY SCHREDER
800 W. CHESTER AVE, STE. S638
RYEBROOK, NY, 10573

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